EXHIBIT 99.1

Northern Technologies International Corporation Reports Financial Results for Third Quarter Fiscal 2020

MINNEAPOLIS, July 08, 2020 (GLOBE NEWSWIRE) -- Northern Technologies International Corporation (NASDAQ: NTIC), a leading developer of corrosion inhibiting products and services, as well as bio-based and biodegradable polymer resin compounds, today reported its financial results for the third quarter of fiscal 2020.

Third quarter fiscal 2020 financial and operating results include (with growth rates compared to third quarter fiscal 2019 results):

  Consolidated net sales decreased 34.6% to $9,745,000
  ZERUST® industrial product net sales decreased 24.1% to $6,258,000
  ZERUST® oil and gas net sales decreased 51.9% to $425,000
  NTIC China product net sales decreased 16.3% to $3,089,000
  Natur-Tec® product net sales decreased 50.4% to $2,388,000
  Joint venture operating income decreased 49.0% to $1,688,000
  Operating expenses declined 10.2% to $5,651,000
  NTIC reported a net loss attributable to NTIC of $(965,000), or $(0.11) per share
  Consolidated balance sheet at May 31, 2020 was strong with no debt, total cash and cash equivalents of $5,051,000 and available for sale securities of $5,451,000, and working capital of $28,135,000

“Although our operations were deemed essential and remained open throughout, the COVID-19 pandemic had an unprecedented impact on our worldwide business during the third quarter, as the majority of our global customers operated at significantly lower capacities or were locked down altogether.  Furthermore, our joint venture network experienced challenging market conditions, as joint venture net sales for the third quarter declined 32.4% and we experienced a 49.0% decrease in joint venture operating income, in each case compared to the same period last fiscal year. During the quarter, we focused on providing uninterrupted order fulfillment, while simultaneously safeguarding and supporting both our employees and our customers, and proactively managing expenses,” said G. Patrick Lynch, President and Chief Executive Officer of NTIC.

“As global economies have been re-opening, business trends have started to improve.  We currently believe our fourth quarter financial results will regain ground from third quarter levels, but sales and earnings will likely be lower than they were during the same period in 2019. We continued to benefit from our product and end-market diversification strategies in the third quarter, and intend to continue to partially offset market weakness by gaining new customers, developing new applications of our corrosion prevention solutions, and expanding into new market segments. While the timing and pace of the global economic recovery remain uncertain, we intend to proceed on course, maintain a strong balance sheet, and invest in our technologies, people, and global platform,” concluded Mr. Lynch.

NTIC’s consolidated net sales decreased 34.6% to $9,745,000 during the three months ended May 31, 2020, compared to $14,893,000 for the three months ended May 31, 2019.  The global economic slowdown as a result of the COVID-19 crisis significantly reduced demand across the Company’s global customer base.  For the nine months ended May 31, 2020, consolidated net sales decreased 11.1% to $37,610,000, compared to $42,303,000 for the same period last fiscal year.

The following tables set forth NTIC’s net sales by product category for the three and nine months ended May 31, 2020 and May 31, 2019, by segment:

	Three Months Ended
	May 31, 2020	% of Net Sales	May 31, 2019	% of Net Sales	% Change
ZERUST® industrial net sales...........................	$6,258,348	64.2%	$8,244,759	55.4%	-24.1%
ZERUST® joint venture net sales......................	673,752	6.9%	950,414	6.4%	-29.1%
ZERUST® oil & gas net sales............................	424,681	4.4%	882,030	5.9%	-51.9%
Total ZERUST® net sales............................	$7,356,781	75.5%	$10,077,203	67.7%	-27.0%
Total Natur-Tec® net sales.................................	2,388,042	24.5%	4,815,914	32.3%	-50.4%
Total net sales...............................................	$9,744,823	100.0%	$14,893,117	100.0%	-34.6%

	Nine Months Ended
	May 31, 2020	% of Net Sales	May 31, 2019	% of Net Sales	% Change
ZERUST® industrial net sales...........................	$22,804,975	60.6%	$24,882,727	58.8%	-8.4%
ZERUST® joint venture net sales......................	1,504,997	4.0%	2,142,555	5.1%	-29.8%
ZERUST® oil & gas net sales............................	2,012,543	5.4%	2,225,490	5.3%	-9.6%
Total ZERUST® net sales............................	$26,322,515	70.0%	$29,250,772	69.1%	-10.0%
Total Natur-Tec® net sales.................................	11,287,491	30.0%	13,051,801	30.9%	-13.5%
Total net sales...............................................	$37,610,006	100.0%	$42,302,573	100.0%	-11.1%

NTIC’s joint venture operating income decreased 49.0% to $1,688,000 during the three months ended May 31, 2020, compared to joint venture operating income of $3,311,000 during the three months ended May 31, 2019.  This decrease was attributable to a corresponding reduction in total net sales of the joint ventures, as fees for services provided to joint ventures are primarily a function of the net sales of NTIC’s joint ventures, which decreased 32.4% to $18,782,000 during the three months ended May 31, 2020, compared to $27,774,000 for the three months ended May 31, 2019.  Year-to-date, NTIC’s joint venture operating income decreased 29.7% to $6,958,000, compared to joint venture operating income of $9,896,000 during the nine months ended May 31, 2019.  Net sales of NTIC’s joint ventures decreased 20.3% to $68,532,000 during the nine months ended May 31, 2020, compared to $86,004,000 for the nine months ended May 31, 2019.

Operating expenses, as a percent of net sales, for the third quarter of fiscal 2020 were 58.0%, compared to 42.3% for the same period last fiscal year due to the reduction in third quarter net sales.  On a dollar basis, third quarter operating expenses declined 10.2% because of reduced selling, general and administrative, and research and development expenses.  Year-to-date, operating expenses, as a percent of net sales, were 47.9%, compared to 42.2% for the same period last fiscal year.

The company reported a net loss attributable to NTIC for the third quarter of fiscal 2020 of $965,000, or a loss of $0.11 per diluted share, compared to net income of $1,482,000, or $0.16 per diluted share for the same period last fiscal year.  For the nine months ended May 31, 2020, net income attributable to NTIC was $427,000, or $0.05 per diluted share, from $4,381,000, or $0.46 per diluted share for the same period last fiscal year.

NTIC’s balance sheet remains strong, with no debt, and working capital of $28,135,000 at May 31, 2020, including $5,051,000 in cash and cash equivalents and $5,451,000 in available for sale securities, compared to $25,461,000 of working capital at August 31, 2019, including $5,857,000 in cash and cash equivalents and $3,565,000 in available for sale securities.

At May 31, 2020, the company had $21,942,000 of investments in joint ventures, of which over $10,800,000 or 50%, is cash, with the remaining balance primarily invested in other working capital.

Conference Call and Webcast

NTIC will host a conference call today at 8:00 a.m. Central Time to review its results of operations for the third quarter of fiscal 2020 and its outlook, followed by a question and answer session.  The conference call will be available to interested parties through a live audio webcast available through NTIC’s website at www.ntic.com or https://ntic.gcs-web.com/events-presentations where the webcast will be archived and accessible for at least 12 months.  The dial-in number for the conference call is (877) 670-9776 and the confirmation code is 9542688.

About Northern Technologies International Corporation

Northern Technologies International Corporation develops and markets proprietary environmentally beneficial products and services in over 60 countries either directly or via a network of subsidiaries, joint ventures, independent distributors and agents.  NTIC’s primary business is corrosion prevention marketed primarily under the ZERUST® brand. NTIC has been selling its proprietary ZERUST® rust and corrosion inhibiting products and services to the automotive, electronics, electrical, mechanical, military and retail consumer markets for over 40 years and in recent years has targeted and expanded into the oil and gas industry. NTIC offers worldwide on-site technical consulting for rust and corrosion prevention issues.  NTIC’s technical service consultants work directly with the end users of NTIC’s products to analyze their specific needs and develop systems to meet their technical requirements. NTIC also markets and sells a portfolio of bio-based and biodegradable polymer resins and finished products marketed under the Natur-Tec® brand.

Forward-Looking Statements

Statements contained in this release that are not historical information are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include NTIC’s belief that while fourth quarter results will continue to be adversely affected by the COVID-19 pandemic, they will regain ground from third quarter levels, but sales and earnings will likely be lower than they were during the same period in 2019 and NTIC’s intent to partially offset market weakness by gaining new customers, developing new applications of its corrosion prevention solutions, and expanding into new market segments and its intent to proceed on course, maintain a strong balance sheet, and invest in its technologies, people, and global platform, and other statements that can be identified by words such as “believes,” “continues,” “expects,” “anticipates,” “intends,” “potential,” “outlook,” “will,” “may,” “would,” “should,” “guidance” or words of similar meaning, the use of future dates and any other statements that are not historical facts. Such forward-looking statements are based upon the current beliefs and expectations of NTIC’s management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: the effects of the COVID-19 pandemic on NTIC’s business and operating results; the ability of NTIC to pay dividends; the effect of economic uncertainty and trade disputes; NTIC’s dependence on the success of its joint ventures and fees and dividend distributions that NTIC receives from them; NTIC’s relationships with its joint ventures and its ability to maintain those relationships; NTIC’s dependence on its joint venture in Germany in particular due to its significance and the effect of a termination of this or its other joint ventures on NTIC’s business and operating results; the ability of NTIC China to achieve significant sales; costs and expenses incurred by NTIC in connection with its ongoing litigation against its former Chinese joint venture partner; the effect of the United Kingdom’s proposed exit from the European Union, economic slowdown and political unrest; risks associated with NTIC’s international operations; exposure to fluctuations in foreign currency exchange rates and tariffs, including in particular the Euro compared to the U.S. dollar; the health of the U.S. and worldwide economies, including in particular the U.S. automotive industry; the level of growth in NTIC’s markets; NTIC’s investments in research and development efforts; acceptance of existing and new products; timing of NTIC’s receipt of purchase orders under supply contracts; variability in sales to customers in the oil and gas industry and the effect on NTIC’s quarterly financial results; increased competition; the costs and effects of complying with changes in tax, fiscal, government and other regulatory policies, including the new tax reform law, which could result in a write-down of our deferred tax assets, and rules relating to environmental, health and safety matters; pending and potential litigation; and NTIC’s reliance on its intellectual property rights and the absence of infringement of the intellectual property rights of others. More detailed information on these and additional factors which could affect NTIC’s operating and financial results is described in the company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the fiscal year ended August 31, 2019 and subsequent quarterly reports on Form 10-Q. NTIC urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the company faces. Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS AS OF MAY 31, 2020 (UNAUDITED)
AND AUGUST 31, 2019 (AUDITED)

	May 31, 2020	August 31, 2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,050,722	$5,856,758
Available for sale securities	5,450,693	3,565,258
Receivables:
Trade excluding joint ventures, less allowance for doubtful accounts
of $65,000 at May 31, 2020 and August 31, 2019	7,544,886	9,779,518
Trade joint ventures	857,377	824,473
Fees for services provided to joint ventures	876,120	1,268,000
Income taxes	48,861	457,018
Inventories	12,080,765	10,488,728
Prepaid expenses	696,010	1,062,609
Total current assets	32,605,434	33,302,362

PROPERTY AND EQUIPMENT, NET	6,963,968	7,358,159

OTHER ASSETS:
Investments in joint ventures	21,942,063	24,207,339
Deferred income taxes	1,728,946	1,634,258
Patents and trademarks, net	839,535	1,008,969
Operating lease right of use asset	451,188	—
Total other assets	24,961,732	26,850,566
Total assets	$64,531,134	$67,511,087

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,348,016	$4,505,531
Income taxes payable	43,580	6,759
Accrued liabilities:
Payroll and related benefits	1,132,918	1,857,971
Other	809,028	1,471,532
Current portion of operating lease	136,714	—
Total current liabilities	4,470,256	7,841,793
LONG-TERM LIABILITIES:
Operating lease, less current portion	314,474	—
Total long-term liabilities	314,474	—

COMMITMENTS AND CONTINGENCIES

EQUITY:
Preferred stock, no par value; authorized 10,000 shares; none issued and outstanding	—	—
Common stock, $0.02 par value per share; authorized 15,000,000 shares as of
May 31, 2020 and August 31, 2019; issued and outstanding 9,099,990 and 9,086,816, respectively	182,000	181,736
Additional paid-in capital	17,075,391	16,013,338
Retained earnings	44,237,682	44,992,719
Accumulated other comprehensive loss	(4,829,337)	(4,593,178)
Stockholders’ equity	56,665,736	56,594,615
Non-controlling interests	3,080,668	3,074,679
Total equity	59,746,404	59,669,294
Total liabilities and equity	$64,531,134	$67,511,087

*Share and per share data have been adjusted for all periods presented to reflect the two-for-one stock split effective June 28, 2019.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2020 AND 2019

	Three Months Ended		Nine Months Ended
	May 31, 2020	May 31, 2019	May 31, 2020	May 31, 2019
NET SALES:
Net sales, excluding joint ventures	$9,071,072	$13,780,804	$36,105,009	$39,998,118
Net sales, to joint ventures	673,751	1,112,313	1,504,997	2,304,455
Total net sales	9,744,823	14,893,117	37,610,006	42,302,573
Cost of goods sold	6,499,102	10,138,353	24,991,487	28,883,589
Gross profit	3,245,721	4,754,764	12,618,519	13,418,984

JOINT VENTURE OPERATIONS:
Equity in income from joint ventures	811,787	1,877,410	3,466,581	5,596,788
Fees for services provided to joint ventures	876,706	1,433,823	3,491,244	4,299,032
Total joint venture operations	1,688,493	3,311,233	6,957,825	9,895,820

OPERATING EXPENSES:
Selling expenses	2,487,396	2,761,488	8,484,928	8,077,663
General and administrative expenses	2,213,552	2,527,192	6,608,352	6,986,526
Research and development expenses	950,127	1,005,045	2,918,163	2,804,739
Total operating expenses	5,651,075	6,293,725	18,011,443	17,868,928

OPERATING (LOSS) INCOME	(716,861)	1,772,272	1,564,901	5,445,876

INTEREST INCOME (EXPENSE)	(73,738)	18,949	15,881	40,666

(LOSS) INCOME BEFORE INCOME TAX EXPENSE	(790,239)	1,791,221	1,580,782	5,486,542

INCOME TAX EXPENSE	142,285	150,257	869,945	652,331

NET (LOSS) INCOME	(932,524)	1,640,964	710,837	4,834,211

NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	32,697	158,815	283,674	453,435

NET (LOSS) INCOME ATTRIBUTABLE TO NTIC	$(965,221)	$1,482,149	$427,163	$4,380,776

NET (LOSS) INCOME ATTRIBUTABLE TO NTIC PER COMMON SHARE:
Basic	$(0.11)	$0.16	$0.05	$0.48
Diluted	$(0.11)	$0.16	$0.05	$0.46

WEIGHTED AVERAGE COMMON SHARES
ASSUMED OUTSTANDING:
Basic	9,099,990	9,084,354	9,096,981	9,085,584
Diluted	9,099,990	9,392,444	9,312,914	9,440,858
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.00	$0.06	$0.13	$0.18

*Share and per share data have been adjusted for all periods presented to reflect the two-for-one stock split effective June 28, 2019.

Investor and Media Contacts:
Matthew Wolsfeld, CFO
NTIC
(763) 225-6600